CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this annual report on Form 11-K of our report dated June 15, 1995, on our audit of the financial statements and financial statement schedule of the Fahnestock & Co., Inc. 401(k) Plan.


/S/COOPERS & LYBRAND LLP
New York, New York
September 19, 1996